                                                                   Exhibit 10.01


                            ASSET PURCHASE AGREEMENT
              THIS AGREEMENT made as of the 14th day of May, 2002.
BETWEEN:

                             UNIVERSE2U CANADA INC.,
                        a corporation incorporated under
                       the laws of the Province of Ontario

                                (the "Purchaser")
                                                              OF THE FIRST PART;
                                     - and -

                                UNIVERSE2U INC.,
                        a corporation incorporated under
                         the laws of the State of Nevada

                                  ("Nevadaco")
                                                             OF THE SECOND PART;
                                     - and -

                              WISPER NETWORKS INC.,
                        a corporation incorporated under
                       the laws of the Province of Ontario

                                 (the "Vendor"),
                                                              OF THE THIRD PART;
                                     - and -

                                   WISPER INC.
                        a corporation incorporated under
                       the laws of the Province of Ontario

                               (the "Shareholder")
                                                             OF THE FOURTH PART;

WHEREAS:
1. the Vendor carries on the business of the installation of Broadband networks and related services; and

2. the Vendor wishes to sell, and the Purchaser wishes to purchase, the undertaking and all of the assets of such business upon the terms and subject to the conditions hereinafter contained; and

3.     the  Shareholder  is  the  sole  shareholder  of  the  Vendor;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and the sum of $1.00 of lawful money of Canada and other good and valuable consideration paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which are hereby acknowledged), it is agreed among the parties hereto as follows:

                           ARTICLE 1 - INTERPRETATION
1.1     Defined  Terms.

In this Agreement and in the schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

(1) "Affiliate" means affiliates as defined in the Ontario Business Corporations Act, R.S.O. 1990, c. B.16, as amended;

(2) "arm's length" will have the meaning ascribed to such term under the Income Tax Act (Canada), as amended;

(3) "Assumed Contracts" means all contracts, agreements, orders, commitments and other engagements by or with third parties relating to the Business which are included in the Purchased Assets including, without limitation, the Customer Contracts and the Site Leases;

(4) "Assumed Liabilities" means the liabilities of the Vendor which are to be assumed by the Purchaser pursuant to section 2.4 hereof;

(5)     "Broadband  and  Computer  Equipment" shall have the meaning ascribed in section  2.1(6);

(6) "Business" means the business carried on by the Vendor which primarily involves provisioning and rebilling of Broadband networks and related services;

(7) "Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in Toronto, Ontario;

(8)     "Business  Records"  shall  have the meaning ascribed in section 2.1(a);

(9)     "Closing  Notice"  shall  have  the  meaning ascribed in section 2.7(2);

(10)     Intentionally  Deleted;

(11)     "Common  Shares"  means  the  common shares in the capital of Nevadaco;

(12) "Condition of the Business" means the condition of the assets, liabilities, operations, activities, earnings, prospects, affairs or financial position of the Business;

(13) "Confirmed Pending Connectivity Customer Contracts" shall have the meaning ascribed in section 2.1 (8);

(14) "Control" means, with respect to any corporation, the ownership of more than 50% of the voting shares of that corporation, including any shares which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing;

(15) "Current Connectivity Customer Contracts" shall have the meaning ascribed in section 2.1 (8);

(16)     "Customer Contracts" shall have the meaning ascribed in section 2.1(8);

(17)     "Customer  Lists  and  Information"  shall have the meaning ascribed in section  2.1(7);

(18) "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(19)     Intentionally  Deleted;

(20)     "Excluded  Assets"  means  those  assets of the Business referred to in section  2.3  hereof;

(21) "Financial Statements" means the audited consolidated financial statements of the Shareholder as at and for the fiscal year ended on May 31, 2001, inclusive, including the balance sheet, income statement, statement of changes in financial position, and together with the notes to such financial statements, copies of which are attached hereto as Schedule 1.1(21), all prepared in accordance with generally accepted accounting principles, consistently applied;

(22) "First Closing Date" means May 14, 2002, or such other date as the Vendor and Purchaser may agree upon;

(23) "First Closing Time" means 10:00 am in Toronto on the First Closing Date or such other time on the First Closing Date as the parties hereto may agree upon;

(24) "Five-Day Closing Average" means the average closing price per Common Share at which the Common Shares have traded (a) on any stock exchange upon which the Common Shares are listed as may be selected for this purpose by the directors, acting reasonably; or (b) if the Common Shares are not listed, on any over-the-counter market through which the Common Shares are traded; during the five consecutive trading days ending the trading day before the First Closing Date;

(25) "generally accepted accounting principles" means the accounting principles so described and promulgated by the Canadian Institute of Chartered Accountants which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be;

(26)     "Goodwill"  shall  have  the  meaning  ascribed  in  section  2.1(10);

(27)     "Insurance  Benefits"  shall  have  the  meaning  ascribed  in  section
2.1(14);

(28)     "Intellectual  Property"  shall  have  the  meaning ascribed in section
3.1(21)

(29) "Interim Financial Statements" means the unaudited consolidated financial statements of the Shareholder as at and for the nine month period ended February 28, 2002 consisting of a balance sheet, an income statement and a statement of changes in financial position together with the notes thereto, a copy of which is attached hereto as Schedule 1.1(29);

(30)     "Inventories"  shall  have  the  meaning  ascribed  in  section 2.1(2);

(31)     "Leased  Equipment  and  Vehicles"  shall  have the meaning ascribed in section  2.1(5);

(32)     "Leased  Premises"  shall  have the meaning ascribed in section 2.3(4);

(33)     Intentionally  Deleted;

(34) "Licence Rights" means all licence and distribution rights relating to the Business described in Schedule 1.1(34) attached hereto;

(35)     "Machinery, Equipment and Furniture" shall have the meaning ascribed in section  2.1(4);

(36)     "Minimum  Monthly  Payment"  shall have the meaning ascribed in section
2.7(1);

(37) "Monthly Recurring Revenue" means that portion of the monthly revenue of the Business ascribed to the Customer Contracts;

(38) "Non-Competition Agreement" means the Non-Competition Agreement dated as of the First Closing Date between the Purchaser, the Vendor and the Shareholder;

(39)     "Other  Agreements" shall have the meaning ascribed in section 2.1(18);

(40) "person" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

(41)     "Prepaid  Expenses"  shall have the meaning ascribed in section 2.1(3);

(42)     "Purchase  Price"  shall  have  the  meaning  ascribed  in section 2.6;

(43) "Purchased Assets" means the undertaking and assets of the Business which are to be sold by the Vendor to the Purchaser pursuant to section 2.1 hereof;

(44) "Real Properties" means the real properties owned by the Vendor, which are described in Schedule 1.1(44) attached hereto;

(45)     "Second  Closing  Date"  shall  have  the  meaning  ascribed in section
2.7(2);

(46) "Second Closing Time" means 10:00 am in Toronto on the Second Closing Date or such other time on the Second Closing Date as the parties hereto may agree upon;

(47) "Secured Obligations" means those obligations of the Vendor pursuant to a small business loan from the Bank of Montreal, secured by one or more registered Encumbrances on the Purchased Assets;

(48)     "Security Deposits" shall have the meaning ascribed in section 2.1(17);

(49)     "Site  Leases"  shall  have  the  meaning  ascribed in section 2.1(13);

(50) "Site Premises" means all premises leased by the Vendor under the Site Leases;

(51)     "Supply  Contracts" shall have the meaning ascribed in section 2.1(15);

(52)     "Statements  Date"  means  the  date  of  the  Financial  Statements;

(53) "Technology, Intellectual Property and Software" shall have the meaning ascribed in section 2.1(11);

(54) "10-Day Closing Average" means the average closing price per Common Share at which the Common Shares have traded (a) on any stock exchange upon which the Common Shares are listed as may be selected for this purpose by the directors, acting reasonably; or (b) if the Common Shares are not listed, on any over-the-counter market through which the Common Shares are traded; during the 10 consecutive trading days ending the trading day before the First Closing Date;

(55) "Warranty Claim" means a claim made by either the Purchaser or the Vendor based on or with respect to the inaccuracy or non-performance or non-fulfillment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

(55) "Warranty Rights and Maintenance Contracts" shall have the meaning ascribed in section 2.1(16); and

(56)     "Work  in  Progress" shall have the meaning ascribed in section 2.1(1).

1.2     Best  of  Knowledge.

Any reference herein to "the best of the knowledge" of the Vendor and the Shareholder will mean the actual knowledge of the Vendor and the Shareholder and the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter. Any reference herein to "the best of the knowledge" of the Purchaser and Nevadaco will mean the actual knowledge of the Purchaser and Nevadaco and the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.3     Schedules.

The schedules which are attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

1.4     Currency.

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.

1.5     Choice  of  Law  and  Attornment.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
The parties agree that the courts of the Province of Ontario will have exclusive jurisdiction to determine all disputes and claims arising between the parties.

1.6     Interpretation  Not  Affected  by  Headings  or  Party  Drafting.

The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof ", "herein", "hereunder" and similar expressions refer to this Agreement and the schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

1.7     Number  and  Gender.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(1) words in the singular number include the plural and such words shall be construed as if the plural had been used;

(2) words in the plural include the singular and such words shall be construed as if the singular had been used, and

(3) words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

1.8     Time  of  Essence.

Time  shall  be  of  the  essence  hereof.

                          ARTICLE 2 - PURCHASE AND SALE

2.1     Purchased  Assets.
On the terms and subject to the fulfillment of the conditions hereof, the Vendor hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor, the undertaking of the Business as a going concern and all properties, assets, rights and interests of the Vendor related to the Business of every kind and description and wheresoever situate, except for the Excluded Assets. Without limiting the generality of the foregoing, the Purchased Assets will include all assets of the Business shown or reflected in the Financial Statements, other than Excluded Assets and assets which have been disposed of or consumed in the ordinary course of the Business since the Statements Date, and will include the following assets:

(1) Work in Progress: all Work in Progress of the Business as of the First Closing Time including, without limitation, the Work in Progress listed in
Schedule  2.1(1)  attached  hereto;

(2) Inventories: all inventories of or relating to the Business as of the First Closing Time, including all raw materials, manufacturing supplies, packaging materials, work in process and finished goods listed in Schedule 2.1(2) attached hereto;

(3) Prepaid Expenses: all prepaid expenses relating to the Business as of the First Closing Time as listed in Schedule 2.1(3) attached hereto;

(4) Machinery, Equipment and Furniture: all machinery, equipment, tools, furniture, furnishings and other miscellaneous items used in or relating to the Business including, without limitation, all those listed in Schedule 2.1(4) attached hereto;

(5) Leased Equipment and Vehicles: all right, title and interest of the Vendor in and under leases of equipment and vehicles used in or relating to the Business and listed in Schedule 2.1(5) attached hereto;

(6) Broadband and Computer Equipment: all of the Vendor's right, title and interest in all broadband and computer hardware used in the Business and listed in Schedule 2.1(6) attached hereto;

(7) Customer Lists and Information: all customer lists, files, data and information relating to customers and prospective customers of the Business as of the First Closing Time including, without limitation, the customer list which has been delivered by the Vendor to the Purchaser prior to the date hereof;

(8) Customer Contracts: any and all agreements entered into between the Vendor and one or more third parties relating to the sale or provision of goods or services by the Vendor to such third parties in connection with the Business, including unfilled orders, commitments and other engagements by or with such third parties, including without limiting the generality of the foregoing, all right, title and interest of the Vendor in and to the Current Connectivity Customer Contracts listed in Schedule 2.1(8)(a) and the Confirmed Pending Connectivity Customer Contracts listed in Schedule 2.1(8)(b), respectively, attached hereto;

(9) Business Records: all books, records, files and documents relating to the Business, including without limitation, books of account, ledgers, journals, sales and purchase records, lists of suppliers, credit information, cost and pricing information, business reports, plans and projections and all other correspondence, data and information, financial or otherwise, in any format and media whatsoever, related to the Business;

(10) Goodwill: save and except for rights to the names "Wisper" and "Wisper Networks", all the goodwill of the Business, together with the right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor;

(11) Technology, Intellectual Property and Software: all trade secrets, research data, designs, proprietary know-how, technical information, specifications and materials in whatever form or media recording or evidencing technology or proprietary information used in or relating to the Business, and all rights and interests in and to all inventions, patents, applications for patents, copyrights, industrial designs and other intellectual property used in or relating to the Business, and all computer software used in the Business including all related code, specifications, documentation, revisions, enhancements and modifications thereto, in whatever form and media, all of which is listed in Schedule 2.1(11) attached hereto;

(12) Licence Rights: all licence and distribution rights relating to the Business granted to the Vendor by any third party under all contracts and agreements (written or oral), all of which are listed in Schedule 2.1(12) attached hereto;

(13) Site Leases: the full benefit of leases or other written or unwritten agreements for the fixed or mobile placement of the Broadband and Computer Equipment and Leased Equipment necessary for the undertaking of the Business, all of which are listed in Schedule 2.1(13) attached hereto;

(14) Insurance Benefits: any benefits payable under all insurance policies relating to the Business or the other Purchased Assets in respect of claims based on occurrences prior to the First Closing Time;

(15) Supply Contracts: the full benefit of all contracts providing for the supply of goods and services to the Business, including, without limiting the generality of the foregoing, those supply contracts listed in Schedule 2.1(15) attached hereto, subject to the Purchaser's review and acceptance of such contracts and agreements prior to the First Closing Date;

(16) Warranty Rights and Maintenance Contracts: the full benefit of all warranties and warranty rights (express and implied) against manufacturers or sellers which apply to any of the Purchased Assets and all maintenance contracts on machinery, equipment and the other Purchased Assets, subject to the Purchaser's review and acceptance of such contracts and agreements prior to the First Closing Date;

(17) Security Deposits: all cash security deposits relating to the Business as of the First Closing Time as listed in Schedule 2.1(17); and

(18) Other Agreements: all of the Vendor's rights, title and interest to and under all other contracts and agreements (written or oral) relating directly or indirectly to the Business, subject to the Purchaser's review and acceptance of such contracts and agreements prior to the First Closing Date.

2.2     Unassignable  Contracts.

If any rights, benefits or remedies (hereinafter, in this section, collectively called the "Rights") under any Assumed Contracts are not assignable by the Vendor to the Purchaser without the consent of the other party thereto (hereinafter, in this section, called the "Third Party") and such consent is not obtained, then, unless the Purchaser exercises its rights under section 6.2 hereof:

(1)  the  Vendor  will  hold  the  Rights  for  the  benefit  of  the Purchaser;

(2) the Vendor will, at the request and expense and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser shall specify, take all such actions and do all such things as shall, in the opinion of the Purchaser, be necessary or desirable in order that the obligations of the Vendor under such Assumed Contracts may be performed in a manner such that the value of the Rights shall be preserved and shall enure to the benefit of the Purchaser and such that all moneys receivable under the Assumed Contracts may be received by the Purchaser;

(3) the Vendor will promptly pay over to the Purchaser all such moneys collected by the Vendor in respect of such Assumed Contracts; and

(4) to the extent permitted by the Third Party and provided, in the Purchaser's opinion, it would not be prejudicial to the Purchaser's rights to do so, the Purchaser will perform the obligations under such Assumed Contracts on behalf of the Vendor, and will indemnify the Vendor against all liabilities, costs and expenses incurred by the Vendor in performing such obligations.

2.3     Excluded  Assets.

There shall be specifically excluded from the assets being purchased and sold hereunder, the following assets, properties, rights and interests of the Vendor related to the Business:

(1) Cash and Bank Balances: all cash, bank balances, moneys in the possession of banks and other depositories, term or time deposits, guaranteed investment certificates, treasury bills, other securities and other similar cash or cash-equivalent items owned by the Vendor as of the First Closing Date;

(2) Accounts Receivable: all accounts receivable of the Vendor as of the First Closing Time;

(3) Income Tax Refunds: income tax refunds and other tax refunds receivable by the Vendor;

(4) Leased Premises and Leasehold Improvements: all right, title and interest of the Vendor in and to the Leased Premises described in Schedule

2.3(4) attached hereto including, without limitation, any prepaid rent and security deposits thereunder and all leasehold improvements owned by the Vendor and forming part of the Leased Premises;

(5) Loans Receivable: all outstanding loans owing to the Vendor as of the First Closing Date; and

(6)  all  Real  Properties.

2.4     Assumed  Liabilities.

On the terms and subject to the conditions herein contained, at the First Closing Time the Purchaser will assume and thereafter pay, perform, discharge and satisfy the following liabilities of the Vendor relating to the Business, and will indemnify the Vendor against such liabilities:

(1) only those trade accounts payable and accrued liabilities to trade creditors of the Business which are existing as of the First Closing Date and are listed in Schedule 2.4(1) attached hereto; and

(2) all liabilities and obligations of the Business accruing on and after the First Closing Date under the Assumed Contracts listed in Schedule 2.4(1) attached hereto.

2.5     Retained  Liabilities  and  Indemnity.

The Purchaser will not assume and will not be liable for, and the Vendor will indemnify the Purchaser from and against, all obligations, commitments and liabilities of and claims against the Vendor (whether absolute, accrued or contingent) relating to the Business, except for the Assumed Liabilities. Without limiting the generality of the foregoing, it is agreed that the Purchaser will have no liability for any of the following obligations or liabilities:

(1) all liabilities in respect of all indebtedness of the Vendor to all persons (other than the trade payables referred to in paragraph 2.4(1) hereof);

(2) all product liability claims and liabilities for warranty or product return claims relating to any product or service of the Business produced, sold, performed or delivered prior to the First Closing Date;

(3) all liabilities for all taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by the Vendor to any federal, provincial, municipal or other government or governmental agency, authority, board, bureau or commission, domestic or foreign, including, without limitation, any taxes in respect of or measured by the sale, consumption or performance by the Vendor of any product or service prior to the First Closing Date and any tax pursuant to any legislation in respect of all remuneration payable to all persons employed in the Business prior to the First Closing Date;

(4) all liabilities for salary, bonus, vacation pay and other compensation and all liabilities under employee benefit plans of the Vendor relating to employment of all persons in the Business prior to the First Closing Date;

(5) all severance payments, damages for wrongful dismissal and all related costs in respect of the termination by the Vendor of the employment of any employee of the Business who does not accept the Purchaser's offer of employment referred to in paragraph 5.2(2) hereof and in respect of any employee of the Business who is not offered employment by the Purchaser; and

(6) all liabilities for claims for injury, disability, death or workers' compensation arising from or related to employment in the Business prior to the First Closing Date.

2.6     Purchase  Price.

The Purchase Price payable by the Purchaser to the Vendor for the Purchased Assets will be $432,000, subject to adjustment as provided herein.

2.7     Payment  of  Purchase  Price.

The  Purchase  Price  will  be  paid  and  satisfied  as  follows:

(1) $180,000 to be paid by the Purchaser within 12 months following the First Closing Date in the following manner:
(a)  Prior  to  Nevadaco  obtaining  reporting  issuer status in the Province of
     Ontario: at the minimum rate of $15,000 cash per month (the "Minimum Monthly Payment");

(b)  Subsequent to Nevadaco obtaining reporting issuer status in the Province of
     Ontario: the Minimum Monthly Payment in cash or the Purchaser, or a third-party on behalf of the Purchaser, shall provide the equivalent value in freely tradable Common Shares (based on the Five-Day Average Closing Price).

The Purchaser will make commercially reasonable efforts to make additional payments over the Minimum Monthly Payment, up to $10,000 cash per month, or the equivalent in freely tradable Common Shares of the Purchaser, for the first three months following the First Closing Date. The amount of any payments made above the Minimum Monthly Payment will be deducted on a pro rata basis over the remaining months in which payment of the Minimum Monthly Payment is required. The first Minimum Monthly Payment shall be made on or before May 16, 2002 and subsequent payments shall be made on the monthly anniversary of the first payment;

(2) the balance of the Purchase Price, as adjusted pursuant to the terms described in section 2.7(3), shall be paid on or before 12 months after the First Closing Date (the "Second Closing Date"), by the Purchaser in cash or in the equivalent value in freely tradable Common Shares (based on the 10-Day Average Closing Price), which Common Shares will be issued to the Vendor by Nevadaco or will be delivered to the Vendor by a third party on behalf of the Purchaser. In the case where the Common Shares are issued to the Vendor by Nevadaco, the issuance of the Common Shares will be completed through a distribution qualified by a final prospectus filed with the Ontario Securities Commission and a registration statement filed with the U.S. Securities and Exchange Commission. The Purchaser will provide the Vendor with not less than 30 days prior notice (the "Closing Notice") of the proposed Second Closing Date. The Second Closing Date will not occur prior to the receipt by the Vendor of all requisite approvals for the transactions contemplated herein from the Canadian Venture Exchange and the shareholders of the Shareholder. If the Purchaser has not provided the Vendor with the Closing Notice by the first business day of the 12th month after the First Closing Date, the Vendor shall be deemed to have elected to pay the balance of the Purchase Price, as adjusted, in cash and the Second Closing Date shall be the first anniversary of the First Closing Date, or such other day as agreed to by the Purchaser and the Vendor. The Vendor shall then take all necessary steps for the conveyance of good title to the Purchased Assets on the Second Closing Date pursuant to section 5.1(4).

(3)     the  Purchase Price shall be adjusted up or down based on the following:

(a) subject to section 2.9, the Purchase Price will be reduced by the difference between $372,000 and the product obtained by multiplying the Monthly Recurring Revenue of the Current Connectivity Customer Contracts that have not been cancelled 60 days after the First Closing Date by the number 12;

(b) subject to section 2.9, the Purchase Price will be reduced by the difference between $60,000 and the product obtained by the multiplying the Monthly Recurring Revenue of the Confirmed Pending Connectivity Customer Contracts that have not been cancelled by the number 12;

(c) the Purchase Price will be reduced by an amount equal to the value of the Assumed Liabilities as of the First Closing Date; and

(d) the Purchase Price will be increased by an amount equal to the value of any cash Prepaid Expenses as of the First Closing Date;

 (4) The Purchase Price payments are payable in Canadian Dollars. The currency conversion rate for United States Dollars to Canadian Dollars for the purposes of determining the number of Common Shares of the Purchaser transferable to the Vendor pursuant to sections 2.7(1) and (2) shall be based on the rate published by the Laurentian Bank on the day before the First Closing Date.

2.8     Credit  for  Termination  Fees.

Any amounts recovered within 12 months of the First Closing Date as termination fees or damages from the cancellation of any Current Connectivity Customer Contracts or Confirmed Pending Connectivity Customer Contracts cancelled within 60 days following the First Closing Date, shall be credited to the adjustments in paragraphs 2.7(3)(a) and (b) in favour of the Vendor.

2.9     Arbitration  for  Cancelled  Contracts

Prior to the application of any adjustments or credits pursuant to subsections 2.7(3)(a) and (b) or section 2.8, the Purchaser and Vendor shall each appoint one representative to an ad hoc committee which committee will be charged with the task of determining the basis for the cancellation of any Current Connectivity Customer Contracts or Confirmed Pending Connectivity Customer Contracts. If the committee determines that the basis for cancellation by a particular customer was a factor(s) directly attributable to the service provided by the Purchaser to that customer subsequent to the First Closing Date, no adjustments to the Purchase Price will be made pursuant to subsections 2.7(3)(a) or (b) or 2.8. In the event the committee is unable to reach a consensus, the matter shall be referred to arbitration pursuant to Article 9 herein.

2.10     Allocation  of  Purchase  Price.

The Purchase Price shall be allocated among the Purchased Assets in the manner provided by Schedule 2.10 hereof. The Vendor and the Purchaser shall file their respective tax returns prepared in accordance with such allocation.

2.11     Section  22  Election  Re:  Accounts  Receivable.

The Vendor and the Purchaser will jointly execute, and each of them will file promptly following the First Closing Date, an election under s. 22 of the Income Tax Act, with respect to the accounts receivable of the Business included in the Purchased Assets. Such election will designate the portion of the Purchase Price allocated to the accounts receivable pursuant to Schedule 2.10 hereof as the consideration paid therefor by the Purchaser.

2.12     Payment  of  Taxes.

The Purchaser shall be liable for and shall pay all applicable federal and provincial sales taxes, land transfer taxes, goods and services taxes, excise taxes and all other taxes (other than income taxes of the Vendor), duties and other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets to the Purchaser. The Vendor will do and cause to be done such things as are reasonably requested to enable the Purchaser to comply with such obligation in an efficient manner.

2.13     Goods  and  Services  Tax  Exemption.

(a) The Vendor and the Shareholder hereby represent and warrant to the Purchaser that:

(i) the Vendor is registered for purposes of the Excise Tax Act (Canada), as amended (hereinafter, in this section, called the "GST Legislation");

(ii) the Purchased Assets comprise all or substantially all of the property used in the Business, and

(iii)  the  Business  is  a  "commercial  activity"  for  purposes  of  the  GST
     Legislation.

(b) The Purchaser hereby represents and warrants to the Vendor that the Purchaser is registered for purposes of the GST Legislation.

(c) The Vendor and the Purchaser will jointly execute in prescribed form, and the Vendor will file within the required time, an election under s.167(1) of the Excise Tax Act (Canada) that no tax be payable pursuant to the GST
Legislation with respect to the purchase and sale of the Purchased Assets hereunder.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1     Representations  and  Warranties  by  the  Vendor  and  the Shareholder.

The Vendor and the Shareholder hereby jointly and severally represent and warrant to the Purchaser as follows, and confirm that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Assets and the completion of the other transactions hereunder:

(1) Corporate Authority and Binding Obligation. The Vendor has good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Assets to the Purchaser in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Shareholder has good right, full power and authority to enter into this Agreement and to perform all of the Shareholder's obligations under this Agreement. The Vendor and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Assets by the Vendor to the Purchaser. This Agreement is a legal, valid and binding obligation of the Vendor and the Shareholder, enforceable against each of them in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally, and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2) No Other Purchase Agreements. No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Vendor of any of the Purchased Assets, or any rights or interest therein, other than in the ordinary course of the Business.

(3) Contractual and Regulatory Approvals. Except as specified in Schedule 3.1(3) attached hereto, the Vendor is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Vendor:

(a) in connection with the execution, delivery or performance by the Vendor of this Agreement or the completion of any of the transactions contemplated herein;

(b) to avoid the loss of any permit, licence, certification or other authorization relating to the Business; or

(c) in order that the authority of the Purchaser to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

Complete and correct copies of any agreements under which the Vendor is obligated to request or obtain any such consent have been provided to the Purchaser.

(4)     Status  and  Governmental  Licences.

(a) The Vendor is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Vendor has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

(b) The Vendor holds all necessary licences, registrations and qualifications in each jurisdiction in which:

(i)  it  owns  or  leases  any  of  the  Purchased  Assets,  or

(ii) the nature or conduct of the Business or any part thereof, or the nature of the Purchased Assets or any part thereof, makes such qualification necessary or desirable to enable the Business to be carried on as now conducted or to enable the Purchased Assets to be owned, leased and operated.

All  of  the  Vendor's  licences, registrations and qualifications are listed in
Schedule 3.1(4) attached hereto and are valid and subsisting. Complete and correct copies of the licences, registrations and qualifications have been delivered to the Purchaser. The Vendor is in compliance with all terms and conditions of the licences, registrations and qualifications. There are no proceedings in progress, pending or, to the best of the knowledge of the Vendor and the Shareholder, threatened, which could result in the revocation, cancellation or suspension of any of the licences, registrations or qualifications.

(5) Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor, and the completion of the transactions contemplated hereby, will not constitute or result in a violation, breach or default, or cause the acceleration of any obligations which are included in the Assumed Liabilities, under:

(a) any term or provision of any of the articles, by-laws or other constating documents of the Vendor;

(b) subject to obtaining the contractual consents referred to in Schedule 3.1(3) hereof, the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Vendor is a party or by which it is bound including, without limitation, any of the Assumed Contracts, or

(c) subject to obtaining the regulatory consents referred to in Schedule 3.1(3) hereof, any term or provision of any of the Licences or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

(6)     Financial  Statements.

(a) The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal years of the Shareholder, are true, correct and complete in all material respects and present fairly the consolidated financial condition of the Shareholder as of May 31, 2001 including the consolidated assets and liabilities of the Shareholder as of May 31, 2001 and the consolidated revenues, expenses and results of the operations of the Shareholder for the fiscal year ended on May 31, 2001.

(b) The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Audited Financial Statements, are true, correct and complete in all material respects and present fairly in all material respects the consolidated financial condition of the Shareholder as of February 28, 2002, including the consolidated assets and liabilities of the Shareholder as of February 28, 2002, and the consolidated revenues, expenses and results of the operations of the Shareholder for the nine-month period ended on February 28, 2002.

 (7) Financial Records. All material financial transactions of the Business have been recorded in the financial books and records of the Vendor in accordance with good business practice, and such financial books and records:

(a) accurately reflect in all material respects the basis for the financial condition and the revenues, expenses and results of operations of the Business shown in the Audited Financial Statements and the Interim Financial Statements, and

(b) together with all disclosures made in this Agreement or in the schedules hereto, present fairly in all material respects the financial condition and the revenues, expenses and results of the operations of the Business as of and to the date hereof.

No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(8) Liabilities. There are no liabilities (contingent or otherwise) of the Vendor of any kind whatsoever in respect of which the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement, except the Assumed Liabilities.

(9) Absence of Certain Changes or Events. Since the Statements Date, the Vendor has not:


(a) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of the Business, none of which is materially adverse to the Business;

(b) created any Encumbrance upon any of the Purchased Assets, except as described in this Agreement or in the schedules hereto;

(c) sold, assigned, transferred, leased or otherwise disposed of any properties or assets relating to the Business, except in the ordinary course of the Business;

(d) purchased, leased or otherwise acquired any properties or assets relating to the Business, except in the ordinary course of the Business;

(e) waived, cancelled or written-off any rights, claims, accounts receivable or any amounts payable to the Vendor relating to the Business, except in the ordinary course of the Business;

(f) entered into any transaction, contract, agreement or commitment relating to the Business, except in the ordinary course of the Business;

(g) terminated, discontinued, closed or disposed of any plant, facility or operation relating to the Business;

(h) had any supplier of the Business terminate, or communicate to the Vendor the intention or threat to terminate, its relationship with the Business, or the intention to substantially reduce the quantity of products or services it sells to the Business, except in the case of suppliers whose sales to the Business are not, in the aggregate, material to the Condition of the Business;

(i) had any customer of the Business terminate, or communicate to the Vendor the intention or threat to terminate, its relationship with the Business, or the intention to substantially reduce the quantity of products or services it purchases from the Business, or its dissatisfaction with the products or services sold by the Business, except in the case of customers whose purchases from the Business are not, in the aggregate, material to the Condition of the Business;

(j) made any material change in the method of billing customers or the credit terms made available by the Business to customers;

(k) made any material change with respect to any method of management, operation or accounting in respect of the Business;

(l) suffered any damage, destruction or loss (whether or not covered by insurance) relating to the Business which has materially adversely affected or could materially adversely affect the Condition of the Business;

(m) increased any form of compensation or other benefits payable or to become payable to any of the employees of the Business;

(n)     suffered  any  extraordinary  loss  relating  to  the  Business;

(o) made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, the Condition of the Business or its relationships with its customers, suppliers or employees, or

(p) authorized, agreed or otherwise become committed to do any of the foregoing.

(10)     Tax  Matters.

(a) For purposes of this Agreement, the term "Governmental Charges" means and includes all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign.

(b) The Vendor has paid all Governmental Charges which are due and payable by it on or before the date hereof. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the knowledge of the Vendor and the Shareholder, threatened against the Vendor in respect of Governmental Charges. The Vendor has withheld from each amount paid or credited to any person the amount of Governmental Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

(11) Litigation. Except for the matters referred to in Schedule 3.1(11) attached hereto, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Vendor) pending or, to the best of the knowledge of the Vendor and the Shareholder, threatened, by or against or affecting the Vendor which relate to the Business, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except for the matters referred to in Schedule 3.1(11) there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(12)     Environmental  Matters.

(a) For the purposes of this Agreement, the following terms and expressions shall have the following meanings:

(i) "Environmental Laws" means all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal) and in the United States (whether federal, state or local) relating to the protection and preservation of the environment, occupational health and safety, product safety, product liability or Hazardous Substances, including, without limitation, the Environmental Protection Act (Ontario), as amended from time to time (the "EPA"), and the Canadian Environmental Protection Act, as amended from time to time (the "CEPA").

(ii) "Environmental Permits" includes all orders, permits, certificates, approvals, consents, registrations and licences issued by any authority of competent jurisdiction under Environmental Laws.

(iii) "Hazardous Substance" means, collectively, any contaminant (as defined in the EPA), toxic substance (as defined in the CEPA), dangerous goods (as defined in the Transportation of Dangerous Goods Act (Canada), as amended from time to time) or pollutant or any other substance which when released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health.

(iv) "Release" means any release, spill, leak, emission, discharge, leach, dumping, escape or other disposal which is or has been made in contravention of any Environmental Laws.

(b) Except as disclosed in Schedule 3.1(12)(b) attached hereto, the Vendor, the operation of the Business, the property and assets owned or used by the

Vendor, including the Purchased Assets, and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. The Vendor has complied with all reporting and monitoring requirements under all Environmental Laws. The Vendor has not received any notice of any non-compliance with any Environmental Laws, and the Vendor has never been convicted of an offence for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

(c) The Vendor has obtained all Environmental Permits necessary to conduct the Business and to own, use and operate the properties and assets of the Vendor. All such Environmental Permits are listed in Schedule 3.1(12)(b), and complete and correct copies thereof have been provided to the Purchaser. Except as noted in Schedule 3.1(12b), all Environmental Permits listed therein may be validly transferred, and will be transferred, to the Purchaser at or following Closing. No such permits shall become void or voidable as a result of the consummation of the transactions contemplated hereby; and no consent to such transactions is required to maintain said Environmental Permits in full force and effect. The Vendor agrees to assist the Purchaser with filing all necessary applications and transferring or obtaining all necessary Environmental Permits.

(d) Except as disclosed in Schedule 3.1(12)(b), there are no Hazardous Substances located on or in any of the Purchased Assets, and no Release of any Hazardous Substances has occurred on or from the Purchased Assets or has resulted from the operation of the Business. Except as disclosed in Schedule 3.1(12)(b), the Vendor has not used any of its Purchased Assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and none of the Real Properties has been or is being used as a landfill or waste disposal site.

(e)     Without limiting the generality of the foregoing, except as disclosed in
Schedule 3.1(12)(b), there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls (PCBs) or radioactive substances located on or in any of the Purchased Assets. The Vendor is not, and there is no basis upon which the Purchaser could become, responsible for any clean-up or corrective action under any Environmental Laws. The Vendor has never conducted or caused to be conducted an environmental audit, assessment or study of any of the Purchased Assets.

(f) Except as disclosed in Schedule 3.1(12)(b), there are no pending or proposed changes to Environmental Laws which would render illegal or restrict the manufacture or sale of any products manufactured or sold or services provided by the Vendor with respect to the Purchased Assets.

(13) Title to Assets. The Vendor is the owner of and has good and marketable title to all of the Purchased Assets, including, without limitation, all Purchased Assets reflected in the Financial Statements and all Purchased Assets acquired by the Vendor after the Statements Date, other than or subject to:

(a) the properties and assets disposed of, utilized or consumed since the Statements Date in the ordinary course of the Business, and

(b) the Encumbrances described in Schedule 3.1(13)(b) attached hereto, all of which will be discharged prior to the conveyance to the Purchaser pursuant to section  5.1(4).

No other person owns any assets which are being used in the Business, except for the Leased Premises and personal property leased by the Vendor.


(14) Work in Progress. The Work in Progress included in the Purchased Assets arose from bona fide transactions in the ordinary course of the Business and, once billed, will be valid, enforceable and fully collectible accounts.
Such  Work  in  Progress  is  not  subject  to  any  set-off  or  counterclaim.

(15) Inventory. The inventory included in the Purchased Assets, subject to a reasonable allowance for obsolete inventory (consistent with the allowances reflected in the Financial Statements and the Interim Financial Statements), is good and usable and is capable of being processed and sold in the ordinary course of the Business at normal profit margins.

(16)     Intentionally  Deleted.

(17) Site Leases. Schedule 2.1(13) attached hereto describes all leases or agreements to lease under which the Vendor leases any real property relating to the Business included in the Purchased Assets. Complete and correct copies of the Site Leases have been provided to the Purchaser. The Vendor is entitled to all rights and benefits as lessee under the Site Leases and the Vendor has not sublet, assigned, licensed or otherwise conveyed any rights in the Site Leases to any other person. The names of the other parties to the Site Leases, the description of the site, the term, rent and other amounts payable under the Site Leases and all renewal options available under the Site Leases are accurately described in Schedule 2.1(13). Except as described in Schedule 2.1(13), all rental and other payments and other obligations required to be paid and performed by the Vendor pursuant to the Site Leases have been duly paid and performed; the Vendor is not in default of any of its obligations under the Site Leases; and, to the best of the knowledge of the Vendor and the Shareholder, none of the landlords or other parties to the Site Leases are in default of any of their obligations under the Site Leases. The use by the Vendor of the Site Premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan. There are no expropriation, condemnation or similar proceedings pending or, to the best of the knowledge of the Vendor and the Shareholder, threatened, with respect to any of the Site Premises or any part thereof. The Vendor has adequate rights of ingress to and egress from the Site Premises for the operation of the Business in the ordinary course.

(18) Work Orders and Deficiencies. There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Site Premises, Purchased Assets or the Business which have been issued by any regulatory authority, police or fire department, sanitation, environment, labour, health or other governmental authorities or agencies. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. The Business is not being carried on, and none of the Site Premises or Purchased Assets are being operated, in a manner which is in contravention of any material statute, regulation, rule, code, standard or policy. No amounts are owing by the Vendor in respect of the Site Premises to any governmental authority or public utility, other than current accounts which are not in arrears.

(19) Condition of Properties and Equipment. Each building and structure comprising the Real Properties and, to the best of the knowledge of the Vendor and the Shareholder, those comprising the Leased Premises, are free of any structural defect. The heating, ventilating, plumbing, drainage, electrical and air conditioning systems and all other systems used in the Real Properties and the Leased Premises and all machinery, equipment, tools, furniture, furnishings and materials used in the Business, including the Broadband and Computer Equipment, are in good working order, fully operational and free of any defect, except for normal wear and tear.

(20) Leases of Personal Property. Schedule 3.1(20) attached hereto describes all leases of equipment and vehicles used in or relating to the Business. Complete and correct copies of those leases have been provided to the Purchaser. The Vendor is entitled to all rights and benefits as lessee under those leases, and the Vendor has not sublet, assigned, licensed or otherwise conveyed any rights in those licences or in the property leased thereunder to any other person. All payments and other obligations required to be paid and performed by the Vendor under those leases have been duly paid and performed. The Vendor is not in default of any of its obligations under those leases; and, to the best of the knowledge of the Vendor and the Shareholder, none of the lessors or any other parties to those leases are in default of any of their obligations under those leases. The Vendor is entitled to assign all of its right and interest under those leases and in and to the property leased thereunder to the Purchaser subject to obtaining the consents referred to in
Schedule 3.1(3) attached hereto. Subject to obtaining such consents, the terms and conditions of those leases will not be affected by, nor will any of those leases be in default as a result of, the completion of the transaction contemplated hereunder.

(21)     Intellectual  Property.

(a)     Schedule  3.1(21)  attached  hereto lists and contains a description of:

(i) all patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, industrial designs, domestic or foreign, owned or used by the Vendor relating to the operation of the Business;

(ii) all trade secrets, know-how, inventions and other intellectual property owned or used by the Vendor relating to the Business, and

(iii) all computer systems and application software, including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor, owned or used by the Vendor relating to the Business,

(all of the foregoing being hereinafter collectively called the "Intellectual Property").

(b) The Vendor has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to the Vendor as disclosed in Schedule 3.1(21). Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Vendor have been provided to the Purchaser. No royalty or other fee is required to be paid by the Vendor to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. The Vendor has protected its rights in the Intellectual Property in the manner and to the extent described in Schedule 3.1(21). Except as indicated in Schedule 3.1(21), the Vendor has the exclusive right to use all of the Intellectual Property and has not granted any licence or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Vendor to any other person have been provided to the Purchaser. The Vendor is entitled to assign all of its rights and interest in and to the Intellectual Property to the Purchaser subject to obtaining the consents referred to in Schedule 3.1(3) attached hereto.

(c)     Subject  to obtaining the aforesaid consents, and except as disclosed in
Schedule 3.1(21) there are no restrictions on the ability of the Vendor or any successor to or assignee from the Vendor to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications.

(d) The conduct of the Business and the use of the Intellectual Property does not infringe, and the Vendor has not received any notice, complaint, threat or claim alleging infringement of, any patent, copyright, industrial design, trade secret or other Intellectual Property or propriety right of any other person, and the conduct of the Business does not include any activity which may constitute passing off.

(e) The broadband and computer systems, including hardware and software are free from viruses and the Vendor has taken, and will continue to take, all steps and implement all procedures necessary to ensure, so far as reasonably possible, that such systems are free from viruses and will remain so until the First Closing Time.

(22)     Intentionally  Deleted.

(23) Affiliates. No part of the Business and none of the Purchased Assets are owned or operated by any Affiliate of the Vendor.

(24) Partnerships or Joint Ventures. The Vendor is not, in relation to any part of the Business, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Vendor agrees to carry on any part of the Business in such manner or by which the Vendor agrees to share any revenue or profit of the Business with any other person.

(25) Customers. The Vendor has previously delivered to the Purchaser a true and complete list of all customers of the Business as of the date hereof. The Vendor is the sole and exclusive owner of, and has the unrestricted right to use, such customer list. Neither the Vendor nor the Shareholder has any knowledge of any facts which could reasonably be expected to result in the loss of any customers or sources of revenue of the Business which, in the aggregate, would be material to the Condition of the Business.

(26) Restrictions on Doing Business. The Vendor is not a party to or bound by any agreement in relation to the Business which would restrict or limit its right to carry on any activity or to solicit business from any person or in any geographical area or otherwise to conduct the Business as the Vendor may determine. The Vendor is not subject to any judgment, order or requirement of any court or governmental authority in relation to the Business which is not of general application to persons carrying on a business similar to the Business. To the best of the knowledge of the Vendor and the Shareholder, there are no facts or circumstances in relation to the Business which could materially adversely affect the ability of the Purchaser to continue to operate the Business as presently conducted following the completion of the transactions contemplated by this Agreement.

(27) Warranties and Discounts. Except as described in Schedule 3.1(27) attached hereto:

(a) the Vendor has not given any guarantee or warranty in respect of any of the products sold or the services provided as part of the Business, except warranties made in the ordinary course of the Business and in the form of the standard written warranty, a copy of which has been provided to the Purchaser, and except for warranties implied by law;

(b) during each of the three fiscal years of the Vendor ended immediately preceding the date hereof, no claims have been made against the Vendor for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any products, services or work in connection with the Business which had;

(c) there are no repair contracts or maintenance obligations in favour of the customers or users of products of the Business except obligations incurred in the ordinary course of the Business and in accordance with the standard terms, a copy of which has been provided to the Purchaser;

(d) the Vendor is not now subject to any agreement or commitment, and the Vendor has not, within three years prior to the date hereof, entered into any agreement with or made any commitment to any customer of the Business which would require the repurchase of any products sold to such customers or adjustment of any price or the granting of any refund, discount or other concession to such customer, and

(e) the Vendor is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with any suppliers or customers of the Business.

(28) Licences, Agency and Distributorship Agreements. Schedule 1.1(20) attached hereto lists all agreements to which the Vendor is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property used in or produced or sold by the Business has been granted, licensed or otherwise provided to the Vendor or by the Vendor to any other person, or under which the Vendor has been appointed or any person has been appointed by the Vendor as an agent, distributor, licensee or franchisee for any of the foregoing. Complete and correct copies of all of the agreements relating to the Licence Rights have been provided to the Purchaser. The Vendor is entitled to assign all of its interest in the Licence Rights to the Purchaser subject to obtaining the consents referred to in Schedule 3.1(3) attached hereto. None of the agreements relating to the Licence Rights grant to any person any authority to incur any liability or obligation or to enter into any agreement on behalf of the Vendor.

(29) Outstanding Agreements. The Vendor is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, relating to the Business, except for:

(a) any contract, lease or agreement described or referred to in the Financial Statements or this Agreement or in the schedules hereto;

(b) any contract, lease or agreement made in the ordinary course of the routine daily affairs of the Business under which the Vendor has a financial obligation of less than $10,000 per annum and which can be terminated by the Vendor without payment of any damages, penalty or other amount by giving not more than 60 days' notice, and

(c) the contracts, leases and agreements described in Schedule 3.1(29) attached hereto.
Complete and correct copies of each of the contracts, leases and agreements described in Schedule 3.1(29) have been provided to the Purchaser.

(30) Good Standing of Agreements. Other than as disclosed in Schedule 2.4(1), the Vendor is not in default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound relating to the Business, and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. Other than as disclosed in Schedule 2.4(1), all such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, the Vendor is entitled to all benefits thereunder and, to the best of the knowledge of the Vendor and the Shareholder, the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach of any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments relating to the Business under which the Vendor's rights or the performance of its obligations are dependent upon or supported by the guarantee of or any security provided by any other person.

(31) Employees. Schedule 3.1(31) attached hereto sets forth the name, job title, duration of employment, vacation entitlement, employee benefit entitlement and rate of remuneration (including bonus and commission entitlement) of each employee of the Business. Schedule 3.1(31) also sets forth the names of all employees of the Business who are now on disability, maternity or other authorized leave or who are receiving workers' compensation or short-term or long-term disability benefits.

(32) Employment Agreements. The Vendor is not a party to any written or oral employment, service or consulting agreement relating to any one or more persons working in the Business, except for oral employment agreements which are of indefinite term and without any special arrangements or commitments with respect to the continuation of employment or payment of any particular amount upon termination of employment. There are no employees of the Business who cannot be dismissed upon such period of notice as is required by law in respect of a contract of hire for an indefinite term.

(33)     Labour  Matters  and  Employment  Standards.

(a) The Vendor is not subject to any agreement with any labour union or employee association and has not made any commitment to or conducted negotiations with any labour union or employee association with respect to any future agreement and, to the best of the knowledge of the Vendor and the Shareholder, there is no current attempt to organize, certify or establish any labour union or employee association, in relation to any of the employees of the Business.

(b) There are no existing or, to the best of the knowledge of the Vendor and the Shareholder, threatened, labour strikes or labour disputes, grievances, controversies or other labour troubles affecting the Business.

(c) The Vendor has complied with all applicable laws, rules, regulations and orders relating to employment in the Business, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against the Vendor relating to unfair labour practices or discrimination or under any legislation relating to employees. The Vendor has paid in full all amounts owing under the Workers' Compensation Act (Ontario), as amended, or any successor legislation, and the workers' compensation claims experience of the Vendor would not permit a penalty reassessment under such legislation.

(34)     Employee  Benefit  and  Pension  Plans.

(a) Except as listed in Schedule 3.1(34) attached hereto, the Vendor does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of the employees of the Business, other than the Canada Pension Plan and the Health Insurance Act (Ontario), as amended from time to time, and other similar health plans established pursuant to statute. Schedule 3.1(34) also lists the general policies, procedures and work-related rules in effect with respect to employees of the Business, whether written or oral, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements. (The plans, programs, policies, practices and procedures listed in Schedule 3.1(34) are hereinafter collectively called the "Benefit Plans"). Complete and correct copies of all documentation establishing or relating to the Benefit Plans listed in Schedule 3.1(34) or, where such Benefit Plans are oral commitments, written summaries of the terms thereof, and the most recent financial statements and actuarial reports related thereto and all reports and returns in respect thereof filed with any regulatory agency within three years prior to the date hereof have been provided to the Purchaser.

(b) The pension plans included in the Benefit Plans are registered under and are in compliance with all applicable federal and provincial legislation and all reports, returns and filings required to be made thereunder have been made. Such pension plans have been administered in accordance with their terms and the provisions of applicable law. Each pension plan has been funded in accordance with the requirements of such plans and based on actuarial assumptions which are appropriate to the employees of the Business. Based on such assumptions, there is no unfunded liability under any such pension plan. No changes have occurred since the date of the most recent actuarial report provided to the Purchaser in respect of such pension plans which makes such report misleading in any material respect and, since the date of such report, the Vendor has not made or granted or committed to make or grant any benefit improvements to which members of the pension plans are or may become entitled which are not reflected in such actuarial report. No funds have been withdrawn by the Vendor from any such pension plan or other Benefit Plans.

(c)     There  are  no  pending claims by any employee covered under the Benefit
Plans or by any other person which allege a breach of fiduciary duties or violation of governing law or which may result in liability to the employer and, to the best of the knowledge of the Vendor and the Shareholder, there is no basis for such a claim. There are no employees or former employees of the Business who are receiving from the Vendor any pension or retirement payments or who are entitled to receive any such payments not covered by a pension plan to which the Vendor is a party.

(35) Insurance. Schedule 3.1(35) attached hereto contains a true and complete list of all insurance policies maintained by the Vendor or under which the Vendor is covered in respect of the properties, assets, operations and personnel of the Business as of the date hereof. Complete and correct copies of all such insurance policies have been provided to the Purchaser. Such insurance policies are in full force and effect and the Vendor is not in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy. To the best of the knowledge of the Vendor and the Shareholder, there are no circumstances under which the Vendor would be required to or, in order to maintain its coverage, should give any notice to the insurers under any such insurance policies which has not been given. The Vendor has not received notice from any of the insurers regarding cancellation of such insurance policies. The Vendor has not failed to give any notice of or to present any claim under any such insurance policy in due and timely fashion. The Vendor has not received notice from any of the insurers denying any claims.

(36) Non-Arm's Length Matters. With respect to the Business, other than as disclosed in Schedule 3.1(36) the Vendor is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to the Vendor by, any of the Affiliates of the Vendor or any officers, former officers, directors, former directors, shareholders, former shareholders, employees (except for oral employment agreements with employees) or former employees of the Vendor or to any person not dealing at arm's length with any of the foregoing.

(37) Government Assistance. Schedule 3.1(37) attached hereto describes all agreements, loans, other funding arrangements and assistance programs (collectively called "Government Assistance Programs") which have been provided to the Business from any federal, provincial, municipal or other government or governmental agency, board, commission or authority, domestic or foreign (collectively called "Government Agencies"). Complete and correct copies of all documents relating to the Government Assistance Programs have been delivered to the Purchaser. The Vendor has performed all of its obligations under the Government Assistance Programs, and no basis exists for any Government Agencies to seek payment or repayment of any amount or benefit provided under any of the Government Assistance Programs.

(38)     Intentionally  Deleted.

(39) Compliance with Laws. In relation to the Business, the Vendor is not in violation of any federal, provincial or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign.

(40) Complete Conveyance. Except for the Excluded Assets, the assets included in the Purchased Assets constitute all of the assets of the Vendor used in carrying on the Business and constitute all of the assets of the Business set forth on or reflected in the Financial Statements, other than assets acquired since the Statements Date or disposed of, utilized or consumed since the Statements Date in the ordinary course of the Business. The Purchased Assets include all rights, properties, interests, assets (both tangible and intangible) and agreements necessary to enable the Purchaser to carry on the Business in the same manner and to the same extent as it has been carried on by the Vendor prior to the date hereof.

(41) Vendor's Residency. The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada), as amended.

(42) Copies of Documents. Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this Agreement or any schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

(43) Brokers or Finders. Other than as disclosed in Schedule 3.1(43), neither the Vendor nor the Shareholder, nor any of their respective representatives has incurred any liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the negotiation, preparation, delivery or execution of this Agreement or the consummation of the transactions contemplated hereby, nor is there any claim by any person, or to the knowledge of the Vendor or of the Shareholder, any basis for a claim by any person, for any such fee, commission or similar payment.

(44)     Disclosure.

(a) No representation or warranty contained in this section 3.1, and no statement contained in any schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

(b) To the knowledge of the Vendor and the Shareholder, no person has made any statements or otherwise communicated or asserted any position which, if true, would render any representation or warranty contained in this Agreement to become untrue or inaccurate in any respect.

3.2     Representations  and  Warranties  by  the  Purchaser  and  Nevadaco.

The Purchaser and Nevadaco hereby jointly and severally represent and warrant to the Vendor and the Shareholder as follows, and confirm that the Vendor and the Shareholder are relying upon the accuracy of each of such representations and warranties in connection with the sale of the Purchased Assets and the completion of the other transactions hereunder:

(1)     Corporate  Authority  and Binding Obligation.  Each of the Purchaser and
Nevadaco is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. Each of the Purchaser and Nevadaco has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement. Each of their shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the purchase of the Purchased Assets by the Purchaser from the Vendor. This Agreement is a legal, valid and binding obligation of each of the Purchaser and Nevadaco, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2) Contractual and Regulatory Approvals. Except as specified in Schedule 3.2(2) attached hereto, the Purchaser or Nevadaco is not under any obligation, contractual or otherwise to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser or Nevadaco in connection with the execution, delivery or performance by the Purchaser or Nevadaco of this Agreement or the completion of any of the transactions contemplated herein. Complete and correct copies of any agreements under which the Purchaser or Nevadaco is obligated to request or obtain any such consent have been provided to the Vendor.

(3) Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Purchaser and Nevadaco, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

(a) any term or provision of any of the articles, by-laws or other constating documents of the Purchaser or Nevadaco;

(b) subject to obtaining the contractual consents referred to in Schedule 3.2(2) hereof, the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Purchaser or Nevadaco is a party or by which it is bound, or

(c) subject to obtaining the regulatory consents referred to in Schedule 3.2(2) hereof, any term or provision of any licences, registrations or qualification of the Purchaser or Nevadaco or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

(4) The Common Shares currently trade through the facilities of the National Association of Security Dealers Over-The-Counter Bulletin Board (the "OTC/BB") under the symbol "UTOU".

(5) No order ceasing or suspending trading in securities of Nevadaco or prohibiting the sale of securities by Nevadaco has been issued and no proceedings for this purpose have been instituted, are pending, or to the best of the knowledge of the Purchaser and Nevadaco, contemplated or threatened by any securities regulatory authority having jurisdiction over Nevadaco.

(6) The financial statements of Nevadaco filed with the U.S. Securities and Exchange Commission have been prepared in accordance with generally accepted accounting principles in the United States applied on a basis consistent with that of the previous fiscal years of Nevadaco, are true, correct and complete in all material respects and present fairly the consolidated financial condition of Nevadaco as of December 31, 2001 including the consolidated assets and liabilities of Nevadaco as of December 31, 2001 and the consolidated revenues, expenses and results of the operations of Nevadaco for the fiscal year ended on December 31, 2001.

(7) All public filings made by Nevadaco under applicable securities disclosure laws, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances in which they were made.

(8) Since the fiscal year ended December 31, 2001, there has been no material change in the business or affairs of Nevadaco that has not been disclosed publicly.

(9) Upon the issuance of a receipt by the Ontario Securities Commission for a final prospectus and the acceptance by the U.S. Securities and Exchange Commission of a registration statement qualifying the distribution of the Common Shares issuable pursuant to subsection 2.7(2), such Common Shares will not be subject to any statutory hold period under applicable securities laws in Ontario and the United States and no other document will be required to be filed, proceeding taken or approval, permit, consent, order or authorization of the regulatory authority made, taken or obtained under applicable securities laws in Ontario and the United States in connection with the first trade of such securities through registrants registered under applicable securities laws who have complied with such applicable laws, provided that such trade is not a "control person distribution" (as such term is defined in Rule 14-501 under the Securities Act (Ontario) or such trade is not subject to a similar provision under applicable securities laws in the United States.


     ARTICLE 4 - SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

4.1     Survival  of  Warranties  by  the  Vendor  and  Shareholder.

The representations and warranties made by the Vendor and the Shareholder and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, shall continue in full force and effect for the benefit of the Purchaser, subject to the following provisions of this section.

(a) Except as provided in paragraph (b) of this section, no Warranty Claim may be made or brought by the Purchaser after the date which is two years following the First Closing Date.

(b) Any Warranty Claim which is based upon or relates to the title to the Purchased Assets or which is based upon intentional misrepresentation or fraud by the Vendor or the Shareholder may be made or brought by the Purchaser at any time.

After the expiration of the period of time referred to in paragraph (a) of this section, the Vendor and the Shareholder will be released from all obligations and liabilities in respect of the representations and warranties made by the Vendor and the Shareholder and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby except with respect to any claims made by the Purchaser in writing prior to the expiration of such period and subject to the rights of the Purchaser to make any claim permitted by paragraph (b) of this section.

4.2     Survival  of  Warranties  by  Purchaser.

The representations and warranties made by the Purchaser and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or the Shareholder or any other person or any knowledge of the Vendor or the Shareholder or any other person, shall continue in full force and effect for the benefit of the Vendor and the Shareholder provided that no Warranty Claim may be made or brought by the Vendor after the date which is two years following the First Closing Date.

                              ARTICLE 5 - COVENANTS

5.1     Covenants  by  the  Vendor  and  the  Shareholder.

The Vendor and the Shareholder jointly and severally covenant to the Purchaser that they will do or cause to be done the following:

(1) Payments to Bank. Not less than $7,500 per month of the Minimum Monthly Payments received by the Vendor from time to time on account of the Purchase Price pursuant to section 2.7(1) shall be applied directly first towards the satisfaction of the Secured Obligations and the balance applied to the current liabilities owed to the unsecured creditors of the Purchaser until such obligations are completely satisfied and the Purchased Assets are transferred to the Purchaser.

(2)     Intentionally  Deleted.

(3) Transfer of Purchased Assets. At or before the First Closing Time and subject to the terms of the Secured Obligations, the Vendor and the Shareholder will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Assets to be duly and regularly transferred to the Purchaser. Notwithstanding the foregoing, the Purchaser acknowledges that approval of the Canadian Venture Exchange and the shareholders of the Shareholder are required to complete the transactions contemplated herein and that such approvals will not be obtained prior to the First Closing Time. The Vendor and Shareholder shall obtain both such approvals on or before the Second Closing Time.

(4) General Conveyance. At the First Closing Time, the Vendor will deliver to the Purchaser exclusive possession of the Purchased Assets free and clear of any and all Encumbrances save and except for the Secured Obligations. At the Second Closing Time, the Vendor shall have discharged the Secured Obligations and shall deliver to the Purchaser good and marketable title to the Purchased Assets and execute and deliver to the Purchaser one or more forms of general conveyance or bills of sale in respect of the assignment, conveyance, transfer and delivery of the Purchased Assets to the Purchaser in form acceptable to the Purchaser.

(5) Retail Sales Tax. At or before the First Closing Time, the Vendor will deliver to the Purchaser a duplicate copy of a certificate issued pursuant to
s.6 of the Retail Sales Tax Act (Ontario) that all taxes required to be paid by the Vendor have been paid.

(6) Bulk Sales Act Legislation. At or before the Second Closing Time, the Vendor will provide evidence to the Purchaser of compliance with the Bulk Sales Act (Ontario).

(7) Transfer of Assumed Contracts. At the First Closing Time, the Vendor will deliver to the Purchaser:

(a)  an  executed  original  of  each  of  the  Assumed  Contracts;

(b) one or more forms of assignment of the Assumed Contracts in form acceptable to the Purchaser, and

(c) upon mutual consultation and agreement between the Vendor and the Purchaser, consents to the assignment of all of the Assumed Contracts under which consent is required executed by all persons whose consent is required in form acceptable to the Purchaser.

(8)     Intentionally  Deleted.

(9) Non-Competition Agreement. The Vendor and the Shareholder acknowledge that an important part of the benefits which the Purchaser will receive in connection with the transaction contemplated herein is the ability to carry on the Business free from competition from the Vendor, the Shareholder and their principals and affiliates, that an absence of such competition is an essential premise of the bargain between the Purchaser and Vendor and the Shareholder, and that the Purchaser would be unwilling to enter into this Agreement in the absence of the promises by the Vendor, the Shareholder and their principals and affiliates not to compete with the Business. Accordingly, the Shareholder agrees that the non-competition, non-solicitation and non-disclosure covenants set forth in the Non-Competition Agreement between the Shareholder, the Vendor and the Purchaser have been entered into by the Shareholder to protect the interests of the Purchaser hereunder.

5.2     Covenants  by  the  Purchaser  and  Nevadaco.

The Purchaser and Nevadaco jointly and severally covenant to the Vendor and the Shareholder that they will do or cause to be done the following:

(1) Insurance. As of the First Closing Date until the Second Closing Time, the Purchaser shall maintain the Purchased Assets in the same condition as they exist at the First Closing Time, reasonable wear and tear excepted, and shall insure the Purchases Assets for the same risks and with at least the same level of coverage as currently insured by the Vendor and/or the Shareholder.

(2)     Employees.

(a) At or before the First Closing Time, the Purchaser will offer employment to all employees of the Business listed in Schedule 5.2(2) hereof, on terms not less favourable than those provided to and on which such employees were employed by the Vendor on the date hereof (which are described in Schedule 5.2(2) hereof).

(b) The Vendor will remain responsible and liable for all amounts which have accrued to all employees of the Business prior to the First Closing Date including, without limitation, all salary, bonus, employee benefits and vacation pay. In addition, the Vendor will be liable for all severance payments, damages for wrongful dismissal and all related costs payable in respect of the termination of the employment of the employees of the Business by the Vendor at or prior to the First Closing Time.

(3) Relocation of Business. The Purchaser shall pay the costs of relocating the Business to 30 West Beaver Creek Road, Suite 109, Richmond Hill, Ontario.

(4) Post-Closing Access. After the First Closing Date, upon reasonable notice, the Purchaser shall give to the representatives, employees, counsel and accountants of the Vendor, access, during normal business hours, to the Business Records which relate to periods prior to the First Closing Date and will permit such persons to examine and copy such records to the extent reasonably requested by the Vendor in connection with the preparation of tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes. However, the Purchaser shall not be obliged to take any action pursuant to this subsection that would unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which the Purchaser or any of its assets is subject or to grant access to any of its proprietary, confidential or classified information.

(5) Prospectus Qualification. Nevadaco will use its commercially reasonable best efforts to file and obtain a receipt for a final prospectus from the Ontario Securities Commission and have a registration statement filed and declared effective by the U.S. Securities and Exchange Commission within 120 days of the First Closing Date to qualify the distribution of Common Shares issuable to the Vendor by Nevadaco pursuant to section 2.7(2) in Ontario and in the United States.

(6) Maintain Public Market for Common Shares. If any Common Shares are issued or transferred to the Vendor pursuant to this Agreement, Nevadaco will use its commercially reasonable best efforts and do all acts and things necessary to maintain the quotation of the Common Shares on the OTC/BB, or on some other recognized quotation system in Canada or the United States, during the period commencing on the date hereof and ending no earlier than 12 months following the Second Closing Date

                             ARTICLE 6 - CONDITIONS

6.1     Conditions  to  the  Obligations  of  the  Purchaser  and  Nevadaco.

Notwithstanding anything herein contained, the obligation of the Purchaser and Nevadaco to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the First Closing Time, and the Vendor and the Shareholder jointly and severally covenant to use their best efforts to ensure that such conditions are fulfilled.

(1) Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Vendor and the Shareholder contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the First Closing Time with the same force and effect as though such representations and warranties had been made as of the First Closing Time (regardless of the date as of which the information in this Agreement or in any schedule or other document made pursuant hereto is given). In addition, the Vendor and the Shareholder shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the First Closing Time. In addition, the Vendor and the Shareholder shall have delivered to the Purchaser a certificate, dated as of the First Closing Date, reasonably satisfactory to the Purchaser and its counsel, confirming that the facts with respect to each of such representations and warranties by the Vendor and the Shareholder are as set out herein at the First Closing Time and that the Vendor and the Shareholder have performed all covenants required to be performed by them hereunder.

(2) No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling:

(a) to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Purchased Assets contemplated hereby or the right of the Purchaser to own the Purchased Assets; or

(b) to impose any limitations or conditions which may have a material adverse effect on the Condition of the Business.

(3)     Consents.  Save  and  except  for:

(a) the consents described in paragraph 5.1(7)(c) which shall be obtained on or before the 65th day after the First Closing Date; and

(b) the approval of the Canadian Venture Exchange and the shareholders of the Shareholder which shall be obtained on or before the Second Closing Date; all consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained.

(4) Employees. Prior to the First Closing Time, all of the employees listed in Schedule 5.2(2) hereof shall have accepted the Purchaser's offer of employment referred to in subsection 5.2(2) hereof.

(5) Non-Competition Agreement. The Non-Competition Agreement shall have been executed and delivered in form and substance acceptable to the Purchaser.

(6) Key Supply Contacts and Relationships. None of the suppliers or pending suppliers of the Business as listed in Schedules 6.1(6) will have ceased, or advised the Vendor or the Purchaser of their intention to cease, supplying to or dealing with the Business and shall have consented to the assignment of their existing contracts and arrangements with the Vendor to the Purchaser or shall have entered into, or have agreed to enter into, new contracts and arrangements with the Purchaser on terms satisfactory to the Purchaser.

(7) Opinion of Vendor's Counsel. At the First Closing Time, the Purchaser and Nevadaco shall have received an opinion of legal counsel for the Vendor and the Shareholder in the form of the draft opinion attached hereto as Schedule 6.1(7), which opinion may rely on certificates of one or more senior officers of the Vendor and the Shareholder as to factual matters and may rely upon opinions of local counsel with respect to matters governed by laws other than the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. At the Second Closing Time, the Purchaser and the Vendor shall have received a second opinion of legal counsel for the Vendor and the Shareholder in a form acceptable to the Purchaser and Nevadaco.

6.2     Waiver  or  Termination  by  Purchaser  and  Nevadaco.

The conditions contained in section 6.1 hereof are inserted for the exclusive benefit of the Purchaser and Nevadaco and may be waived in whole or in part by the Purchaser and Nevadaco at any time. The Vendor and the Shareholder acknowledge that the waiver by the Purchaser and Nevadaco of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor or the Shareholder herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in section 6.1 hereof are not fulfilled or complied with as herein provided, the Purchaser and Nevadaco may, at or prior to the First Closing Time at their option, rescind this Agreement by notice in writing to the Vendor and the Shareholder and in such event the Purchaser and Nevadaco shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor or the Shareholder, then the Vendor and the Shareholder shall also be released from all obligations hereunder.

6.3     Conditions  to  the  Obligations  of  the  Vendor  and  Shareholder.

Notwithstanding anything herein contained, the obligations of the Vendor and the Shareholder to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the First Closing Time, and the Purchaser and Nevadaco jointly and severally covenant to use their best efforts to ensure that such conditions are fulfilled.

(1) Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Purchaser and Nevadaco contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the First Closing Time with the same force and effect as though such representations and warranties had been made as of the First Closing Time
(regardless of the date as of which the information in this Agreement or any such schedule or other document made pursuant hereto is given). In addition, the Purchaser and Nevadaco shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the First Closing Time. In addition, the Purchaser and Nevadaco shall have delivered to the Vendor and Shareholder a certificate, dated as of the Closing Date, reasonably satisfactory to the Vendor, Shareholder and their counsel, confirming that the facts with respect to each of such representations and warranties by the Purchaser and Nevadaco are as set out herein at the First Closing Time and that the Purchaser and Nevadaco performed all covenants required to be performed by them hereunder.

(2) No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Vendor or the Shareholder, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Assets contemplated hereby.

(3) Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained.

(4) Opinion of Purchaser's Counsel. At the First Closing Time, the Vendor and the Shareholder shall have received an opinion of the legal counsel of the Purchaser and Nevadaco in the form of the draft opinion attached hereto as
Schedule 6.3(4) which opinion may rely on certificates of senior officers of the Purchaser as to factual matters and may rely upon opinions of local counsel with respect to matters governed by laws other than the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. At the Second Closing Time, the Vendor and the Shareholder shall have received a second opinion of legal counsel for the Purchaser and Nevadaco in a form acceptable to the Vendor and the Shareholder, acting reasonably. In addition, prior to issuing to the Vendor from treasury any Common Shares pursuant to section 2.7(1) or (2) hereof, Nevadaco's counsel shall provide to the Vendor an opinion indicating that such Common Shares may be resold without restriction in Ontario and the United States.

6.4     Waiver  or  Termination  by  Vendor  and  Shareholder.

The conditions contained in section 6.3 hereof are inserted for the exclusive benefit of the Vendor and the Shareholder and may be waived in whole or in part by the Vendor and the Shareholder at any time. The Purchaser and Nevadaco acknowledge that the waiver by the Vendor and the Shareholder of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser or Nevadaco herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in section 6.3 hereof are not fulfilled or complied with as herein provided, the Vendor and the Shareholder may, at or prior to the First Closing Time at their option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendor and the Shareholder shall each be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser and Nevadaco, then the Purchaser and Nevadaco shall also be released from all obligations hereunder.

                               ARTICLE 7 - CLOSING

7.1     Closing  Arrangements.

Subject to the terms and conditions hereof, the transactions contemplated herein shall be closed at the First Closing Time and at the Second Closing Time at the offices of Chitiz Pathak LLP at 154 University Avenue, Suite 500, Toronto,
Ontario or at such other place or places as may be mutually agreed upon by the Vendor and the Purchaser.

7.2     Documents  to  be  Delivered.

At or before the First Closing Time and the Second Closing Time, the Vendor and the Shareholder shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendor and the Shareholder pursuant to the provisions of this Agreement, and the Purchaser and Nevadaco shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor and the Shareholder all cheques or bank drafts and all documents, instruments, certificates and things which the Purchaser and Nevadaco are to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

                     ARTICLE 8 - INDEMNIFICATION AND SET-OFF

8.1     Indemnity  by  the  Vendor  and  the  Shareholder.

(1) The Vendor and the Shareholder hereby jointly and severally agree to indemnify and save the Purchaser and Nevadaco harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser and/or Nevadco or which the Purchaser and/or Nevadaco may suffer or incur as a result of, in respect of or arising out of or in connection with the following matter:

(a) any misrepresentation or breach of any warranty, agreement, covenant or obligation of the Vendor or Shareholder contained in this Agreement or in any agreement, schedule, certificate or other document required to be entered into or delivered by the Vendor or Shareholder;

(b)  any  bulk  sales  or  similar  legislation concerning creditors' rights;

(c)  the failure by the Vendor to comply with its agreements under Section 2.10;
     or

(d)  the  Excluded  Assets  or  the  Retained  Liabilities.

(2) The obligations of indemnification by the Vendor and the Shareholder pursuant to paragraph 8.1(1) will be subject to the limitations referred to in section 4.1 hereof with respect to the survival of the representations and warranties.

8.2     Indemnity  by  the  Purchaser  and  Nevadaco.

(1) If the transactions contemplated by this Agreement are consummated, the Purchaser and Nevadaco jointly and severally agree to indemnify and hold the Vendor and Shareholder harmless against and in respect of any loss, damage, claim, cost or expense whatsoever, including any and all incremental out-of-pocket costs, including, without limitation, all reasonable legal and accounting fees, which the Vendor and/or Shareholder may incur, suffer or be required to pay, pursuant to any claim, demand, action, suit, litigation, charge, complaint, prosecution or other proceeding of any nature or kind whatsoever (collectively a "Claim") that may be made or asserted against or affect the Vendor and/or the Shareholder, provided, however, that the subject matter of any such claim relates to or arises out of or in connection with the following matters:

(a) any misrepresentation or breach of any warranty, agreement, covenant or obligation of the Purchaser or Nevadaco contained in this Agreement or in any agreement, schedule, certificate or other document required to be entered into or delivered by the Purchaser or Nevadaco;

(b)  the  failure  by  the  Purchaser to comply with its agreement under Section
     2.10;

(c)  the  Purchased  Assets  or  the  Assumed  Liabilities;  or

(d) the failure by the Purchaser to file the election pursuant to section 167 of the Excise Tax Act in the manner and the time limits prescribed under the Excise Tax Act.

(2) The obligation of the Purchaser and Nevadaco to indemnify the Vendor and Shareholder as set forth in Paragraph 8.2(1) shall be subject to the limitations referred to in Section 4.2 hereof with respect to survival of representations and warranties.

8.3     Claims  by  Third  Parties.

(1) For the purposes of this Section 8.3 "Third Party Claim" means any demand which has been made on, or communicated to, the Vendor, the Shareholder, the Purchaser, or Nevadaco by or on behalf of any Person other than the persons mentioned above in this definition and which, if maintained or enforced, might result in a loss, liability or expense of the nature described in either Subsection 8.1(1) or Subsection 8.1(2).

(2) Promptly upon receipt by either the Purchaser, Nevadaco, the Vendor or the Shareholder (the "Indemnitee") of notice of any Third Party Claim in respect of which the Indemnitee proposes to demand indemnification from the other parties to this Agreement (the "Indemnitor"), the Indemnitee shall forthwith give notice to that effect to the Indemnitor.

(3) The Indemnitor shall have the right, exercisable by giving notice to the Indemnitee not later than 30 days after receipt of the notice described in Subsection 6(3)(b), to assume the control of the defence, compromise or settlement of the Third Party Claim, provided that:

(a) the Indemnitor shall first deliver to the Indemnitee its written consent to be joined as a party to any action or proceeding relating thereto; and,

(b) Indemnitor shall at the Indemnitee's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defence, compromise or settlement.

(4) Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall, at its expense, diligently proceed with the defence, compromise or settlement of the Third Party Claim at the Indemnitor's sole expense, including employment of counsel reasonably satisfactory to the Indemnitee, and in connection with such proceedings, the Indemnitee shall co-operate fully, but at the expense of the Indemnitor, to make available to the Indemnitor all pertinent information and witnesses under the Indemnitee's control and to make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary to enable the Indemnitor to conduct such defence, provided always that the Indemnitee shall be entitled to reasonable security from the Indemnitor for any expense, costs or other liabilities to which it may be or may become exposed by reason of such co-operation.

(5) The final determination of any such Third Party Claim, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor.

(6) Should the Indemnitor fail to give notice to the Indemnitee as provided in Subsection 6(3)(b), the Indemnitee shall be entitled to make such settlement of the Third Party Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Third Party Claim shall be binding upon the Indemnitor.

8.4     Details  of  Claims

With respect to any claim provided for under Subsections 8.1(1) and 8.2(1), no indemnity under this Agreement may be sought unless written notice providing reasonable details of the reasons for which the indemnity is sought is provided to the Vendor or the Purchaser, as the case may be, before the expiration of the limitation dates provided for in Subsections 4.1 and 4.2, respectively, as applicable.

8.5     Right  of  Set-Off.

The Purchaser and Nevadaco shall have the right to satisfy any amount from time to time owing by them to the Vendor or the Shareholder by way of set-off against any amount from time to time owing by the Vendor or the Shareholder to the Purchaser or Nevadaco, including any amount owing to the Purchaser or Nevadaco pursuant to the Vendor's and Shareholder's indemnification pursuant to section
8.1 hereof. Notwithstanding the foregoing provisions of this section 8.5, the Purchaser and Nevadaco shall exercise their right of set-off first against the balance of the Purchase Price payable to the Vendor pursuant to section 2.7(2), prior to recourse against the monies payable to the Vendor pursuant to section 2.7(1).

                             ARTICLE 9 - ARBITRATION

9.1     Appointment  of  Arbitrator(s)

In the event that the parties to this Agreement are unable to settle any dispute with respect to the matters in this Agreement, the dispute shall forthwith, be referred to arbitration by a single arbitrator, if the parties can agree upon one arbitrator, or otherwise by three arbitrators, of whom one shall be appointed by the Purchaser and Nevadaco and one shall be appointed by the Vendor and the Shareholder and the third shall be chosen by the first two named arbitrators. The arbitration and the appointment of the arbitrator shall, except to the extent provided for in this Section, be conducted in Toronto in accordance with the Arbitrations Act (Ontario). The Purchaser, Nevadaco, the Vendor and the Shareholder shall cooperate in completing any arbitration as expeditiously as possible and the arbitrators may hire such experts as may appear to be appropriate. If a single arbitrator is used, all of the costs and expenses of the arbitration shall be borne equally by the parties or in such other manner as the arbitrator may determine to be appropriate. If three arbitrators are used the costs and expenses of the third arbitrator and of any experts engaged by such arbitrator shall be borne equally by the parties and each party shall pay the costs and expenses of the arbitrator appointed by it. Arbitration under this Section shall be in substitution for and precludes the bringing of any action in any court in connection with any objection made by the Purchaser pursuant to this Section.

9.2     Determination  of  Arbitrator(s)

The determination of the arbitrator(s) shall be made within 30 days after the date on which the dispute was referred to him/her/them and the determination of the arbitrator(s) shall be final and binding on all parties to this Agreement. The Purchase Price and any payments to either of the parties shall be adjusted and paid in accordance with the determination of the arbitrator(s).

                         ARTICLE 10 - GENERAL PROVISIONS

10.1     Further  Assurances.

Each of the Vendor, the Shareholder, the Purchase and Nevadaco hereby covenants and agrees that at any time and from time to time after the First Closing Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

10.2     Remedies  Cumulative.

The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

10.3     Notices.

(1) Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

     (a)  delivered  personally  to  an  officer  or  director  of  such  party;

     (b) sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada, or

     (c)  sent  by  telecopy  machine.


(2)     Notices  shall  be  sent to the following addresses or telecopy numbers:

(a)     in  the  case  of  the  Vendor:

        Wisper  Networks  Inc.
        977  Pantera  Drive
        Mississauga,  Ontario
        L4W  2W6
        Fax:     (905)  624-2210
        Attention:     David  Childs


(b)     in  the  case  of  the  Shareholder:

        Wisper  Inc.
        977  Pantera  Drive
        Mississauga,  Ontario
        L4W  2W6
        Fax:     (905)  624-6460
        Attention:     David  Childs

(c)     in  the  case  of  the  Purchaser:

        Univers2U  Canada  Inc.
        30  West  Beaver  Creek
        Suite  109
        Richmond  Hill,  Ontario
        L4B  3K1
        Fax:     (905)  709-3284
        Attention:     Kim  Allen

(d)     in  the  case  of  Nevadaco:

        Univers2U  Inc.
        30  West  Beaver  Creek
        Suite  109
        Richmond  Hill,  Ontario
        L4B  3K1
        Fax:     (905)  709-3284
        Attention:     Kim  Allen

or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall

(e) if delivered personally as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

(f) if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service, and

(g) if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.


10.4     Counterparts.

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

10.5     Expenses  of  Parties.
Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

10.6     Announcements  or  Public  Disclosure.
No press releases, announcements, or any other public disclosure with respect to this Agreement or the transactions contemplated herein will be made by any party hereto without the prior approval of the other parties (including any filings with the United States Securities and Exchange Commission or the Canadian Venture Exchange). The foregoing will not apply to any press release or public disclosure (including any filings with the United States Securities and Exchange Commission or the Canadian Venture Exchange) with respect to this Agreement or the transactions contemplated herein by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before prior to its release or filing and provides a copy thereof to the other parties.

10.7     Assignment.
The rights of the Vendor and the Shareholder hereunder shall not be assignable without the written consent of the Purchaser and Nevadaco. The rights of the Purchaser and Nevadaco hereunder shall not be assignable without the written consent of the Vendor and the Shareholder.

10.8     Successors  and  Assigns.

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.9     Entire  Agreement.
This Agreement and the schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on or before the First Closing Date and the Second Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on or before the First Closing Date and the Second Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

10.10     Waiver.
Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the First Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

10.11     Amendments.
No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.



     IN WITNESS WHEREOF the parties hereto have duly executed this agreement under seal as of the day and year first written above.

SIGNED,  SEALED  &  DELIVERED                )     Universe2U  Inc.
in  the  presence  of:                       )
                                             )
                                             )
                                             )     /s/  Kim  Allen _______  c/s
                                             )     A.S.O
                                             )
                                             )
                                             )     Universe2U  Canada  Inc.
                                             )
                                             )
                                             )
                                             )     /s/  Kim  Allen________  c/s
                                             )     A.S.O
                                             )
                                             )
                                             )     Wisper  Networks  Inc.
                                             )
                                             )
                                             )
                                             )     /s/  David Childs______  c/s
                                             )     A.S.O
                                             )
                                             )     Wisper  Inc.
                                             )
                                             )
                                             )
                                             )     /s/  David Childs_______ c/s
                                             )     A.S.O